UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 21, 2005

                                Paxar Corporation
                                -----------------
             (Exact name of registrant as specified in its charter)

         New York                        1-9493            13-5670050
         --------                        ------            ----------
(State or other jurisdiction            (Commission        (IRS Employer
      of incorporation)                File Number)     Identification No.)


          105 Corporate Park Drive
           White Plains, New York                               10604
--------------------------------------------                 ----------
  (Address of principal executive offices)                   (Zip Code)


       Registrant's telephone number, including area code: (914) 697-6800

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.        Entry into a Material Definitive Agreement.

         On April 21, 2005, Paxar Corporation (the "Company") entered into an employment agreement (the "Agreement") with Robert van der Merwe, pursuant to which Mr. van der Merwe is to serve as the President, Chief Executive Officer and a director of the Company.

         Pursuant to the Agreement, the Company will pay Mr. van der Merwe a base salary of $600,000 per year. He will also participate in the Company's 2005 Incentive Compensation Plan for executives at a targeted bonus of 80% of his base salary, or $480,000. For 2005, Mr. van der Merwe will be guaranteed a bonus of at least $480,000 under the Plan, and is eligible to receive a bonus of up to 200% of the targeted amount if the Company achieves all of the performance goals established for him under the Plan. In addition to his compensation, Mr. van der Merwe will receive a perquisite allowance of $49,999, payable in monthly installments of $4,166.58.

         Upon commencement of his employment on April 25, 2005, the Company paid Mr. van der Merwe a one-time bonus of $250,000 and granted him options to purchase 50,000 shares of the Company's common stock at $17.36 per share, the average of the high and low sales prices on the NYSE on April 25, 2005. The options vest equally over four years and have a ten year term. The Company also awarded him 75,000 shares of restricted stock. The restrictions on 25,000 shares of the restricted stock lapse after three years and lapse on the remaining 50,000 shares after four years.


Item 5.02         Departure of Directors or Principal Officers;
                  Election of Directors; Appointment of Principal
                  Officers.

         Arthur Hershaft resigned as CEO of the Company effective as of April 25, 2005. Mr. Hershaft will remain as Chairman.

         On April 25, 2005, Robert van der Merwe, 52, was appointed President and Chief Executive Officer and elected a director of the Company. Mr. van der Merwe joins the Company from Kimberly-Clark Corporation ("Kimberly-Clark"), a worldwide manufacturer and marketer of consumer hygienic products, where since 2004 he was Group President-North Atlantic Family Care and responsible for its North Atlantic and global consumer tissue segment, European Marketing Services, Integrated Supply Chain and Customer Management organizations. Mr. van der Merwe was appointed President--Kimberly-Clark Europe in 1998 and was elected Group President--Kimberly-Clark Europe, Middle East & Africa in 1998.

         The material terms of Mr. van der Merwe's Agreement with the Company are described in Item 1.01 above.

         The press release issued by the Company in connection with the appointment of Mr. van der Merwe as described above is attached hereto as
Exhibit 99.1.

Item 9.01      Financial Statements and Exhibits.

               Exhibit 99.1 Press Release issued by Paxar Corporation on April 21, 2005.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                  PAXAR CORPORATION
                                  (Registrant)


Date: April 26, 2005              By:  /s/ Robert Stone
                                  ----------------------------------------
                                           Robert Stone
                                           Vice President, General Counsel
                                           and Secretary